Exhibit 14

                              SETTLEMENT AGREEMENT
                              --------------------

           Settlement Agreement, dated as of September 19, 2002, by and among Blue River, LLC ("Blue River"), JMG Convertible Investments, L.P. ("JMGCI"), JMG Trition Offshore Fund Ltd. ("JMG Triton" and together with JMGCI the "JMG Entities" and, collectively with Blue River and JMGCI, the "Sellers") and Specialty Finance Partners ("SFP").

           Reference is hereby made to the Purchase Agreement, dated as of April 26, 2002 (the "Agreement"), by and among Blue River, the JMG Entities, Camden Asset Management L.P., SFP and Capital Z Financial Services Fund II, L.P., solely in its capacity as guarantor under Section 4 thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

           The parties hereto acknowledge and agree that Blue River, JMGCI and JMG Triton have been unable to deliver, respectively, $6,584,000, $900,000 and $900,000 aggregate principal amount of Existing Debentures (the "Undelivered Debentures"), to SFP pursuant to their respective obligations under the Agreement. In settlement of the Sellers' respective outstanding obligations to SFP under the Agreement, (1) Blue River represents that it will sell to Aames Financial Corporation ("Aames") an aggregate of $7,800,000 million principal amount of Aames' 9.125% Senior Notes due 2003 (the "Senior Notes") at an aggregate purchase price of $6,630,000 and (2) the JMG Entities collectively represent that they will sell to Aames an aggregate of $2,200,000 principal amount of Senior Notes, at an aggregate purchase price of $1,870,000 (each a "Senior Note Sale"), which Senior Note Sales shall take place on or prior to September 25, 2002. Upon the consummation of a Senior Note Sale, SFP hereby unconditionally releases the applicable Seller from its respective obligation to deliver the Undelivered Debentures pursuant to the Agreement.

           This agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           This agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

           This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in and performed in such state without regard to the principles thereof regarding conflict of laws.

                    [Signatures appear on the following page]



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           IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of September 19, 2002.


                                     SPECIALTY FINANCE PARTNERS

                                     By:  Capital Z Financial Services Fund II,
                                            L.P., its General Partner
                                     By:  Capital Z Partners, L.P., its sole
                                            General Partner
                                     By:  Capital Z Partners, Ltd., its sole
                                            General Partner

                                     By: /s/ David A. Spuria
                                         -------------------------------------
                                         Name: David A. Spuria
                                         Title: General Counsel and Vice
                                                President


                                     BLUE RIVER, LLC

                                     By: /s/ Van Greenfield
                                         -------------------------------------
                                         Name: Van Greenfield
                                         Title: Managing Member


                                     JMG CONVERTIBLE INVESTMENTS, L.P.

                                     By: /s/ Jonathan Glaser
                                         -------------------------------------
                                         Name: Jonathan Glaser
                                         Title: General Partner


                                     JMG TRITION OFFSHORE FUND LTD.

                                     By: /s/ Jonathan Glaser
                                         -------------------------------------
                                         Name: Jonathan Glaser
                                         Title: General Partner